EXHIBIT 4.1

EXECUTION VERSION

OWENS-ILLINOIS GROUP, INC.
OWENS-BROCKWAY GLASS CONTAINER INC.
ACI OPERATIONS PTY. LTD.
OI EUROPEAN GROUP B.V.
OI EUROPE SARL
O-I CANADA CORP.

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”) is dated as of June 18, 2013 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation, ACI OPERATIONS PTY. LTD., a limited liability company organized under the laws of Australia, OI EUROPEAN GROUP B.V., a private company with limited liability organized under the laws of the Netherlands, OI EUROPE SARL, a Swiss Société à responsabilité limitée (limited liability corporation), O-I CANADA CORP., a Nova Scotia company and OWENS-ILLINOIS GENERAL INC., a Delaware corporation, as Borrowers’ Agent, THE OTHER LOAN PARTIES PARTY HERETO, THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a “Lender” and collectively, “Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent for Lenders (in such capacity, the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for Lenders (in such capacity, the “Collateral Agent”).  Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement dated as of May 19, 2011 by and among the parties listed above (as amended, restated, amended and restated or otherwise modified or supplemented from time to time through the date hereof, the “Credit Agreement”).

RECITALS

WHEREAS, Company, Borrowers and Requisite Lenders desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                          AMENDMENTS TO CREDIT AGREEMENT AND CERTAIN LOAN DOCUMENTS

A.            Amendments to Subsection 1.1 — Certain Defined Terms.

(i)            The definition of “Receivables Sale Indebtedness” set forth in Section 1.1 of the Credit Agreement is amended by adding the following to the end of such definition:

“Solely for purposes of Section 6.1(xiv), “Receivables Sale Indebtedness” shall be deemed to include the face amount of any account receivable subject to Permitted Factoring until the earlier of (x) the date on which such account receivable becomes due and payable and (y) the payment in full of such account receivable by the applicable account debtor.”

(ii)           The definition of “Other Permitted Credit Exposure” in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following definition:

““Other Permitted Credit Exposure” means the obligations of Company or any of its Restricted Subsidiaries owed to Lenders or Affiliates of Lenders arising out of loans, advances, overdrafts, interest rate, currency or hedge products and other derivative exposures (including under Interest Rate Agreements, Currency Agreements and Commodities Agreements) and other extensions of credit to Company or any of its Restricted Subsidiaries.”

(iii)          The following new definition shall be added in Section 1.1 of the Credit Agreement in alphabetical order:

““Permitted Factoring” means the factoring or sale at a discount (or any such arrangement similar to the foregoing) of accounts receivable of Company or any of its Restricted Subsidiaries on a non-recourse basis in the ordinary course of business.”

(iv)          The definition of “Consolidated Total Debt” set forth in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following definition:

““Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and Receivables Sale Indebtedness of Holdings and its Restricted Subsidiaries regardless of whether included on the consolidated balance sheet of Holdings and its Restricted Subsidiaries; provided, that, the amount of Receivables Sale Indebtedness attributable to Permitted Factoring shall be the amount, if any, required by GAAP to be included as a liability on the consolidated balance sheet of Holdings and its Restricted Subsidiaries”.

(v)           The definition of “Loan Documents” set forth in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following definition:

“Loan Documents” means this Agreement, the First Amendment to Credit Agreement and Consent dated as of June 18, 2013, the Notes, the Domestic Overdraft Agreement, any Offshore Overdraft Agreements, the Letters of Credit, the Guaranties and the Collateral Documents.

(vi)          Section 6.1(xiv) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(xiv) Company and its Restricted Subsidiaries may become and remain liable with respect to Receivables Sale Indebtedness in an aggregate principal amount not to exceed $700,000,000 at any time outstanding;”

B.            Amendments to Certain Loan Documents.  For purposes of each of the Pledge Agreement, the Security Agreement, the Intercreditor Agreement, the Subsidiary

Guaranty and the Domestic Borrowers’ Guaranty, references to “Other Permitted Credit Exposure” shall be deleted and replaced, or otherwise construed in accordance with, the following:

““Other Permitted Credit Exposure” shall have the meaning assigned to that term in the Credit Agreement.”

Section 2.                                          CONDITIONS TO EFFECTIVENESS

A.            This Amendment shall become effective only upon satisfaction of all of the following conditions precedent (the date of such satisfaction being referred to herein as the “Amendment Effective Date”):

(i)            Amendment.  On or before the Amendment Effective Date, (a) Requisite Lenders under the Credit Agreement, (b) the Administrative Agent, (c) each of the Borrowers, and (d) each of the Guarantors (as defined below) shall have delivered to the Administrative Agent executed counterparts of this Amendment.

(ii)           Representations and Warranties.  On the Amendment Effective Date, (a) the representations and warranties contained in Section 3 hereof shall be true and correct as of such date in all material respects, as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true in all material respects as of such earlier date; (b) no Event of Default shall then exist; and (c) the Borrowers’ Agent shall deliver to the Administrative Agent a certificate signed by a Responsible Officer or other authorized signatory of Borrowers’ Agent confirming the foregoing.

Section 3.                                          REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment, Company, each Borrower and each Guarantor makes the following representations and warranties to each Lender on and as of the Amendment Effective Date:

A.            Authorization; Binding Obligations.  Company, each Borrower and each Guarantor has all requisite organizational power and authority to enter into this Amendment.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary organizational action by Company, each Borrower and each Guarantor.  This Amendment has been duly executed and delivered by Company, each Borrower and each Guarantor and is the legally valid and binding obligation of Company, each Borrower and each Guarantor, enforceable against Company, each Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability.

B.            No Conflict.  The execution and delivery by Company, each Borrower and each Guarantor of this Amendment does not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to Company, any Borrower or any Guarantor, the Organizational Documents of Company, any Borrower or any Guarantor, or any order, judgment or decree of any court or other agency of government binding on Company, any Borrower or any Guarantor, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company, any Borrower or any Guarantor, or (iii) result in or require the creation or imposition of any Lien under any such Contractual Obligation upon any of the properties or assets of Company, any Borrower or any Guarantor (other than any Liens created under any of the Loan Documents).

C.            Governmental Consents.  The execution and delivery by Company, each Borrower and the Guarantor of this Amendment does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except any thereof that have been obtained and are in full force and effect.

D.            Incorporation of Representations.  Each representation and warranty of Company, each Borrower and each Guarantor contained in each of the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of the Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

E.            Absence of Default.  No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

F.             Acknowledgment and Consent.  Each of Company, each Borrower and each Guarantor signatory hereto (each individually a “Guarantor” and collectively, the “Guarantors”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Section 4.                                          MISCELLANEOUS

A.            Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, Collateral Agent, or any Lender under the Credit Agreement or any of the other Loan Documents.

B.            Fees and Expenses.  Loan Parties acknowledge that all reasonable costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Loan Parties.

C.            Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.            Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages maybe detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image transmission (e.g., “PDF” or “TIF” via electronic mail) shall be as effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

OWENS-ILLINOIS GROUP, INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

OWENS-BROCKWAY GLASS CONTAINER INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Senior Vice President

ACI OPERATIONS PTY. LTD.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Authorized Signatory

O-I CANADA CORP.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

[Signature Page — First Amendment]

OI EUROPEAN GROUP B.V.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Attorney-in -Fact

OI EUROPE SARL

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Attorney-in -Fact

OWENS-ILLINOIS GENERAL INC., as Borrowers’ Agent

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

On behalf of each entity on the attached Exhibit A, in the capacity set forth for such entity on such Exhibit A

By:	/s/ James W. Baehren
Name:	James W. Baehren

[Signature Page — First Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

First Amendment

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

First Amendment

LENDER:	1st Farm Credit Services, FLCA/PCA

	By:	/s/ Corey J. Waldinger
	Name:	Corey J. Waldinger
	Title:	Vice President, Capital Markets Group

First Amendment

LENDER:	Bank of America, N.A.,
as a Multicurrency Revolving Lender

	By:	/s/ Marc Sanchez
	Name:	Marc Sanchez
	Title:	Vice President

First Amendment

LENDER:	The Bank of Nova Scotia

	By:	/s/ Rafael Tobon
	Name:	Rafael Tobon
	Title:	Director

First Amendment

LENDER:	SCOTIABANC INC.,

	By:	/s/ J. F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

First Amendment

LENDER:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.

	By:	/s/ Harumi Kambara
	Name:	HARUMI KAMBARA
	Title:	AUTHORIZED SIGNATORY

First Amendment

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Christopher R. Lee
	Name:	Christopher R. Lee
	Title:	Assistant Vice President

First Amendment

LENDER:	BNP PARIBAS

	By:	/s/ Berangere Allen
	Name:	Berangere Allen
	Title:	Director

	By:	/s/ Pawel Zelezik
	Name:	Pawel Zelezik
	Title:	Vice President

First Amendment

LENDER:	CIBC Inc.

	By:	/s/ Dominic J Sorresso
	Name:	Dominic J Sorresso
	Title:	Authorized Signatory

	By:	/s/ Darrel Ho
	Name:	Darrel Ho
	Title:	Authorized Signatory

First Amendment

LENDER:	CITICORP NORTH AMERICA, INC.

	By:	/s/ Leon Hen-Tov
	Name:	Leon Hen-Tov
	Title:	Vice President

First Amendment

LENDER:	City National Bank

	By:	/s/ Jeanine A. Smith
	Name:	Jeanine A. Smith
	Title:	Vice President

First Amendment

LENDER:	AgFirst Farm Credit Bank, as voting participant

	By:	/s/ Steve J. O’Shea
	Name:	Steve J. O’Shea
	Title:	Vice President

First Amendment

LENDER:	American AgCredit, FLCA, successor by merger to Farm Credit Services of the Mountain Plains, FLCA

	By:	/s/ Michael J. Balok
	Name:	Michael J. Balok
	Title:	Vice President

First Amendment

LENDER:	American AgCredit, FLCA

	By:	/s/ Michael J. Balok
	Name:	Michael J. Balok
	Title:	Vice President

First Amendment

LENDER:	FARM CREDIT WEST, FLCA,

as Voting Participant

	By:	/s/ Ben Madonna
	Name:	Ben Madonna
	Title:	Vice President

First Amendment

LENDER:	Northwest Farm Credit Services, FLCA

	By:	/s/ Jeremy A. Roewe
	Name:	Jeremy A. Roewe
	Title:	Vice President

First Amendment

LENDER:	United FCS, FLCA d/b/a FCS Commercial Finance Group

	By:	/s/ Lisa Caswell
	Name:	Lisa Caswell
	Title:	Vice President

First Amendment

LENDER:	COBANK, ACB

	By:	/s/ Kyle Weaver
	Name:	Kyle Weaver
	Title:	Vice President

First Amendment

LENDER:	Credit Agricole Corporate and Investment Bank

	By:	/s/ Blake Wright
	Name:	Blake Wright
	Title:	Managing Director

	By:	/s/ James Austin
	Name:	James Austin
	Title:	Vice President

First Amendment

LENDER:	DZ BANK AG
Deutsche Zentral-Genossenschaftsbank
Frankfurt am Main
New York Branch

	By:	/s/ Paul Fitzpatrick
	Name:	Paul Fitzpatrick
	Title:	Senior Vice President

	By:	/s/ Oliver Hildenbrand
	Name:	Oliver Hildenbrand
	Title:	Senior Vice President

First Amendment

LENDER:	FARM CREDIT BANK OF TEXAS

	By:	/s/ Chris M. Levine
	Name:	Chris M. Levine
	Title:	Vice President

First Amendment

LENDER:	Fifth Third Bank

	By:	/s/ Martin H. McGinty
	Name:	Martin H. McGinty
	Title:	Vice President

First Amendment

LENDER:	Goldman Sachs Lending Partners LLC

	By:	/s/ Michelle Latzoni
	Name:	Michelle Latzoni
	Title:	Authorized Signatory

First Amendment

LENDER:	HSBC Bank USA, National Association

	By:	/s/ Jean-Philippe Huguet
	Name:	Jean-Philippe Huguet
	Title:	Director

First Amendment

LENDER:	The Huntington National Bank

	By:	/s/ Cheryl B. Holm
	Name:	Cheryl B. Holm
	Title:	Senior Vice President

First Amendment

LENDER:	Intesa Sanpaolo S.p.A., New York Branch

	By:	/s/ Manuela Insana
	Name:	Manuela Insana
	Title:	VP & Relationship Manager

	By:	/s/ William Denton
	Name:	William Denton
	Title:	GRM

First Amendment

LENDER:	JP Morgan Chase Bank, N.A.

	By:	/s/ Anthony A. Eastman
	Name:	Anthony A. Eastman
	Title:	Vice President

First Amendment

LENDER:	KBC Bank N.V., New York Branch

	By:	/s/ Larry Manochio
	Name:	Larry Manochio
	Title:	Director

	By:	/s/ Susan M. Silver
	Name:	Susan M. Silver
	Title:	Managing Director

First Amendment

LENDER:	M&G Independent European Loan Fund Limited

COUGAR CLO II B.V.

M&G European Loan Fund Limited

M&G Conservative European Loan Fund Limited

	By:	/s/ Yuki Nakagawa
	Name:	Yuki Nakagawa
	Title:	Associate Director

First Amendment

LENDER:	Mizuho Corporate Bank Limited

	By:	/s/ Atsushi Okuda
	Name:	Atsushi Okuda
	Title:	Deputy General Manager

First Amendment

LENDER:	NATIXIS, NEW YORK BRANCH

	By:	/s/ Gerry Canet
	Name:	Gerry Canet
	Title:	Managing Director

	By:	/s/ Ronald Lee
	Name:	Ronald Lee
	Title:	Vice President

First Amendment

LENDER:	CO-OPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK, B.A., “RABOBANK
NEDERLAND” NEW YORK BRANCH

	By:	/s/ William Binder
	Name:	William Binder
	Title:	Executive Director

	By:	/s/ James Purky
	Name:	James Purky
	Title:	Vice President

First Amendment

LENDER:	Sovereign Bank, N.A.

	By:	/s/ James Riley
	Name:	James Riley
	Title:	Senior Vice President

First Amendment

LENDER:	Sumitomo Mitsui Banking Corporation

	By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

First Amendment

LENDER:	TriState Capital Bank

	By:	/s/ Trent L. Meteer
	Name:	Trent L. Meteer
	Title:	Senior Vice President

First Amendment

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ N. Khanna
	Name:	Navneet Khanna
	Title:	Vice President

First Amendment

LENDER:	Wells Fargo Bank N.A.

	By:	/s/ John D. Brady
	Name:	John D. Brady
	Title:	Managing Director

First Amendment

LENDER:	WESTPAC BANKING CORPORATION

	By:	/s/ David Brumby
	Name:	David Brumby
	Title:	Executive Director
Westpac Americas

First Amendment

Exhibit A

Names of Guarantors	Title of Officer Executing on Behalf of Such Guarantor
ACI America Holdings Inc.	Vice President
ACI Finance Pty. Ltd.	Authorized Signatory
ACI Glass Packaging Penrith Pty. Ltd.	Authorized Signatory
ACI International Pty. Ltd.	Authorized Signatory
ACI Operations Pty. Ltd	Authorized Signatory
ACI Packaging Services Pty. Ltd.	Authorized Signatory
Australian Consolidated Industries Pty. Ltd.	Authorized Signatory
Brockway Realty Corporation	Vice President
NHW Auburn, LLC	Senior Vice President of Owens-Brockway Glass Container Inc., as sole member of NHW Auburn, LLC
O-I Canada Corp.	Vice President
OI Auburn Inc.	Vice President
OI Australia Inc.	Vice President
OI California Containers Inc.	Vice President
OI Canada Holdings B.V.	Attorney-in Fact
OI Castalia STS Inc.	President
OI European Group B.V.	Attorney-in-Fact
OI General Finance Inc.	Vice President
OI General FTS Inc.	Vice President
OI Levis Park STS Inc.	President
OI Puerto Rico STS Inc.	Vice President
OIB Produvisa Inc.	Vice President
Owens-Brockway Glass Container Inc.	Senior Vice President
Owens-Brockway Packaging Inc.	Senior Vice President
Owens-Illinois (Australia) Pty. Ltd.	Authorized Signatory
Owens-Illinois General Inc.	Vice President
Seagate II, Inc.	Vice President
Seagate III, Inc.	Vice President
Seagate, Inc.	Vice President
Universal Materials, Inc.	Vice President